Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated April 14, 2008, accompanying the consolidated financial statements and financial statement schedule and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of SeaChange International, Inc. on Form 10-K for the year ended January 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of SeaChange International, Inc. on Form S-3 (No. 333-56410 with an effective date of April 30, 2002) and Forms S-8 (Nos. 333-136322 with an effective date of August 4, 2006, 333-17379 with an effective date of December 6, 1996, 333-100160 with an effective date of September 27, 2002, 333-65854 with an effective date of July 25, 2001, 333-113761 with an effective date of March 19, 2004, 333-128987 with an effective date of October 13, 2005 and 333-147970 with an effective date of December 10, 2007).

/s/ Grant Thornton LLP

Boston, Massachusetts

April 14, 2008